CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


         Date of Report
(Date of Earliest Events Reported):                   Commission File Number:
         May 11, 2001                                             333-52945


                                    FORM 8-K

                              King Resources, Inc.
        ----------------------------------------------------------------
             (exact name of registrant as specified in its charter)

       Delaware                                                13-3784149
------------------------                                     ---------------
(State of Incorporation)                                       (IRS ID No.)


        2301 14th Street, Suite 900, Gulfport, Mississippi           39501
       ---------------------------------------------------        ----------
            (Address of principal executive offices)             (Zip code)


        Registrant's telephone number, including area code: 228-864-6667



Item 2.  Acquisition or Disposition of Assets.

         On May 11, 2001, the Registrant consummated the acquisition of seismic data, geological prospects, geophysical data, well logs, and other data covering onshore properties located in the States of Texas, Louisiana, and Mississippi that has an appraised value of $65,000,000. This acquisition of data was made pursuant to the terms of an Agreement dated December 1, 2000, entered into by and between the Registrant (then known as ARXA International Energy, Inc.) and Gator Resources, LLC. As consideration for the above described data, the Registrant issued Gator Resources, LLC a total of 32, 500,000 shares (restricted under Rule 144, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of the common stock of the Registrant. This stock issuance increased the total number of issued and outstanding shares of common stock from 34,939,804 shares to 67,439,804 shares. The Agreement accompanies this Form 8-K as an exhibit. However, the Exhibit "A" to the Agreement that details the data acquired by the Registrant does not accompany this Form 8-K as it contains confidential and trade secret information.





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Item 7. Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         Exhibit No.                Exhibit

         Exhibit 99.1 Agreement dated December 1, 2000, entered into by and between the Registrant and Gator Resources, LLC



Item 9.  Regulation FD Disclosure.

         The information contained in Exhibit 99.1 is incorporated herein by reference.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              KING RESOURCES, INC.
                              --------------------
                                  (Registrant)



                         By:/s/  Norris R. Harris
                            ---------------------
                                 Norris R. Harris, President

DATE:   May 29, 2001
            Gulfport, Mississippi





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                                  EXHIBIT INDEX


         Exhibit No.                Exhibit

         Exhibit 99.1 Agreement dated December 1, 2000, entered into by and between the Registrant and Gator Resources, LLC



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